EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333-108848) of Sirna Therapeutics, Inc.

2) Registration Statement (Form S-3/A No. 333-108848) of Sirna Therapeutics, Inc.

3) Registration Statement (Form S-3 No. 333-110603) of Sirna Therapeutics, Inc.

4) Registration Statement (Form S-3 No. 333-115421) of Sirna Therapeutics, Inc.

5) Registration Statement (Form S-3 No. 333-126937) of Sirna Therapeutics, Inc.

6) Registration Statement (Form S-3 No. 333-129944) of Sirna Therapeutics, Inc.

7) Registration Statement (Form S-8 No. 333-104873) pertaining to the 401(k) Salary Reduction Plan and Trust, the 2001 Stock Option Plan and the Employee Stock Purchase Plan of Sirna Therapeutics, Inc.

8) Registration Statement (Form S-8 No. 333-128496) pertaining to the 2005 Performance Incentive Plan of Sirna Therapeutics, Inc.

and related prospectuses of our report dated March 9, 2006, with respect to the financial statements of Sirna Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/  ERNST & YOUNG LLP

Denver, Colorado
March 27, 2006